Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED

FIRST LIEN CREDIT AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (“Amendment”), dated as of May 24, 2012 (the “Effective Date”), is by and among Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Borrower”), the lenders party to the First Lien Credit Agreement described below (the “Lenders”), and The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties in the capacities herein identified.

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are parties to the Second Amended and Restated First Lien Credit Agreement, dated as of May 5, 2011, as amended by the First Amendment to Second Amended and Restated First Lien Credit Agreement dated as of October 4, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent, the Swing Line Lender, the Issuer, and the Lenders amend the First Lien Credit Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Definitions.

  Capitalized terms used herein but not defined herein shall have the meanings as given them in the First Lien Credit Agreement, unless the context otherwise requires.

Section 2. Amendments to First Lien Credit Agreement.

(a) Amendment to Preamble of First Lien Credit Agreement.  The Preamble of the First Lien Credit Agreement is amended by replacing it in its entirety with the following:

THIS SECOND AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT, dated as of May 5, 2011, is among ENERGY XXI GULF COAST, INC., a Delaware corporation (the “Borrower”), the various financial institutions and other Persons from time to time parties hereto (the “Lenders”), THE ROYAL BANK OF SCOTLAND plc (“RBS”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, RBS SECURITIES INC. (“RBS Securities”), UBS Securities LLC (“UBS Securities”) and WELLS FARGO BANK, N.A. (“WFBNA”), as Lead Arrangers (in such capacity the “Lead Arrangers”), WFBNA and UBS LOAN FINANCE LLC (“UBS”) as Co-Syndication Agents (in such capacity, each, a “Syndication Agent” and together, the “Co-Syndication Agents”) for the Lenders, and CAPITAL ONE, NATIONAL ASSOCIATION and REGIONS BANK, as Co-Documentation Agents (in such capacity, each, a “Documentation Agent” and together, the “Co-Documentation Agents”), and the Issuers herein identified.

(b) Amendment to Section 1.1 of the First Lien Credit Agreement.  Section 1.1 of the First Lien Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:

“Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the capital stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the capital stock, in whole or in part, on or prior to September 15, 2019.  Notwithstanding the preceding sentence, any capital stock that would constitute Disqualified Stock solely because the holders of the capital stock have the right to require the Borrower to repurchase or redeem such capital stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such capital stock provide that the Borrower may not repurchase or redeem any such capital stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.2.6 hereof.

“Equity Interests” means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as such price is determined in good faith by the Borrower.

“NGP” or “Energy XXI Natural Gas Partners LLC” means Energy XXI Natural Gas Partners, LLC, a Delaware limited liability company and Affiliate of Parent, engaged in the business of acquiring and operating certain types of natural gas and other hydrocarbon-related assets and other assets incidental or ancillary thereto.

(c) Amendment to Section 1.1 of the First Lien Credit Agreement.  Section 1.1 of the First Lien Credit Agreement is hereby amended by replacing the following defined terms in their entirety with the following:

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person in respect of transactions under Hedging Agreements.

“Issuer” means, as applicable, RBS, WFBNA or UBS AG, Stamford Branch, in its capacity as an issuer of the Letters of Credit pursuant to the terms of this Agreement.  At the request of the Administrative Agent and with the Borrower’s consent (not to be unreasonably withheld), another Lender may issue one or more Letters of Credit hereunder.

“Lenders” as defined in the preamble, and includes, without limitation, (i) the Revolving Lenders, (ii) the Swing Line Lender and (iii) for purposes of the Security Documents only, each Person (other than the Borrower or any Subsidiary of the Borrower) which is entitled to the benefits of Section 10.19 of this Agreement and, in such case, only for the purposes of the applicable Hedging Agreements entered into by such Person prior to the time such Person ceased to provide any Commitment hereunder.

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing (or which would have accrued) during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans and such obligations.  For sake of clarity, the Obligations shall include all Hedging Obligations of the Borrower (or, to the extent the Administrative Agent provides its consent pursuant to Section 7.2.20(f) or this Agreement is subsequently modified to permit hedging arrangements with a Subsidiary of the Borrower to be secured by Collateral, such Subsidiary) in respect of transactions under Hedging Agreements entered into with any Lender or Affiliate of any Lender at the time such Lender is a Lender hereunder.

“WFBNA” is defined in the Preamble.

(d) Amendment to Section 7.2.6(d) of the First Lien Credit Agreement.  Section 7.2.6(d) of the First Lien Credit Agreement is hereby amended in its entirety to the following:

(d)           Restricted Payments,

(w) to Parent or Subsidiaries of Parent (so that such amounts can ultimately be paid to Parent) in an amount not to exceed $25,000,000 in the aggregate (on a cumulative basis for all payments pursuant to this clause (w) from the Closing Date) so that Parent may use such amounts for the purpose of paying premiums or other payments associated with inducing the early conversion of the Parent’s convertible preferred stock,

(x) to Parent or Subsidiaries of Parent (so that such amounts can ultimately be paid to Parent) in an aggregate amount not to exceed $17,000,000 in any calendar year (on a cumulative basis for all payments pursuant to this clause (x)) so that Parent may pay dividends on its outstanding preferred stock;

(y) to Parent or Subsidiaries of Parent in an amount not to exceed $150,000,000 in the aggregate (on a cumulative basis for all payments pursuant to this clause (y)) so that Parent or Subsidiaries of Parent (as the case may be) may use such amounts to make capital contributions to NGP within thirty (30) days of the making of such Restricted Payment (and if such contribution is not made and used by NGP to purchase assets within such thirty (30) days, such Restricted Payment will be returned immediately to the Borrower on or prior to such thirtieth day); provided that no Restricted Payment otherwise permitted by this clause (y) shall be made unless prior to, or contemporaneously with, the making of such Restricted Payment the Borrower shall have delivered to the Administrative Agent a copy of the Operating Agreement in form and substance satisfactory to the Administrative Agent and certified by the Borrower as being true, correct and complete; and

(z) to Parent or Subsidiaries of Parent in an amount not to exceed $100,000,000 in any calendar year (on a cumulative basis for all payments under this clause (z) during such calendar year);

provided, however, that notwithstanding the foregoing, the aggregate of all Restricted Payments made from June 30, 2011 pursuant to clauses (w) through (z) shall not exceed an amount equal to the sum of $70,000,000 plus 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from October 1, 2010 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) plus 100% of the aggregate net cash proceeds received by the Borrower (and the Fair Market Value of any Property to the extent acquired in consideration of Equity Interests of the Borrower (other than Disqualified Stock)) after December 17, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Borrower (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Borrower that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Borrower), provided, further, however, that such Restricted Payments under this Section 7.2.6(d) may be made only so long as (i) no Default or Borrowing Base Deficiency has occurred and is continuing, or shall be caused thereby, (ii) in the case of a Restricted Payment made pursuant to clause (w), (x) or (y) the Borrowing Base Utilization Percentage after giving effect to such proposed Restricted Payment would not exceed 50%, (iii) in the case of a Restricted Payment permitted pursuant to clause (w) or (x), the sum of (A) an amount equal to (I) the lesser of the Commitment Amount and the Borrowing Base less (II) the aggregate amount of the Credit Exposure of all Lenders plus (B) the aggregate amount of all cash and Cash Equivalent Investments of the Borrower and its Subsidiaries after giving effect to such proposed Restricted Payment, shall equal or exceed $150,000,000, (iv) in the case of a Restricted Payment made pursuant to clause (z), after giving effect to such Restricted Payment (1) there are no outstanding Loans and (2) the sum of (A) an amount equal to (I) the lesser of the Commitment Amount and the Borrowing Base less (II) the aggregate amount of the Credit Exposure of all Lenders plus (B) the aggregate amount of all cash and Cash Equivalent Investments of the Borrower and its Subsidiaries, shall equal or exceed $500,000,000; (v) prior to the making of any such Restricted Payment (or any Investment permitted pursuant to Section 7.2.5(m) in lieu of a Restricted Payment), the Borrower delivers a certificate substantially in the form of Exhibit K hereto with appropriate insertions to the Administrative Agent certifying as to the satisfaction of the conditions set forth in the immediately foregoing clauses (i)-(iv), to the extent applicable and certifying (A) in regards to a proposed Restricted Payment under clause (w) or (y) of this Section 7.2.6(d) or Investments in lieu thereof, the aggregate amount of all such Restricted Payments or Investments in lieu thereof (including the amount of the Restricted Payment or Investment proposed to be made) pursuant to such clause and (B) in regards to a proposed Restricted Payment under clause (x) or (z) of this Section 7.2.6.(d) or Investments in lieu thereof, the aggregate amount of all such Restricted Payments (and Investments in lieu thereof) made from January 1 of such year up to and including the date of such Restricted Payment; and

(e) Amendment to Section 7.2.20(e) of the First Lien Credit Agreement.  Section 7.2.20(e) of the First Lien Credit Agreement is hereby amended and restated in its entirety to the following:

“(e)           No Obligor will purchase any calls other than (i) calls corresponding to an existing permitted collar already executed or being executed in conjunction with such purchased call or (ii) with the consent of the Administrative Agent, calls for the purpose of mitigating physical delivery risk.”

(f) Amendment to Section 7.2.20(f) of the First Lien Credit Agreement.  The second sentence of Section 7.2.20(f) of the First Lien Credit Agreement is hereby amended and restated in its entirety to the following:

“Notwithstanding anything herein to the contrary, no Obligor will enter into any Hedging Agreements other than in the ordinary course of business for the purpose of protecting against fluctuations in interest rates, commodity prices and/or basis risk and not for the purpose of speculation; provided that, for the avoidance of doubt, a Hedging Agreement shall be deemed not to be entered into for the purpose of speculation, for purposes of the foregoing, if the applicable call strike price thereunder does not vary by more than two percent (2%) from the call strike price of a corresponding prior Hedging Agreement transaction.”

(g) Amendment to Section 9.12 of the First Lien Credit Agreement.  Section 9.12 of the First Lien Credit Agreement is hereby amended by inserting the following new clause (c) at the end of such Section:

“(c)
Any Secured Party may assign or otherwise transfer (in whole or in part) its interest pursuant to any Hedging Agreement with the Borrower (or a Subsidiary thereof if permitted by Section 7.2.20) to an Approved Counterparty that is or becomes a Lender or an Affiliate of a Lender at the time of such transfer and such Hedging Agreement shall remain secured by the Loan Documents to the same extent that such Hedging Agreement was secured hereunder when the original Secured Party was the counterparty to such Hedging Agreement.”

(h) Amendment to Schedule II to the First Lien Credit Agreement.  Schedule II to the First Lien Credit Agreement is hereby amended and restated in its entirety, as set forth on Annex I attached hereto.

(i) Amendment to Exhibit K to the First Lien Credit Agreement.  Exhibit K to the First Lien Credit Agreement is hereby amended by (1) deleting the following instruction from Section 3 of such Exhibit K “[if Proposed Restricted Payment (or Investment) is pursuant to (or in lieu of a Restricted Payment pursuant to) clause (w) or (y)]” and inserting in place of such instruction the following instruction “[if Proposed Restricted Payment (or Investment) is pursuant to(or in lieu of a Restricted Payment pursuant to) clause (w) or (x)]” and (2) deleting the first paragraph of Section 4 of such Exhibit K and inserting in place thereof the following:

“4.  Certification of Amounts of Restricted Payments.  [if Proposed Restricted Payment (or Investment) is pursuant to clause (w)]  The aggregate amount of all Restricted Payments (and Investments) from the Closing Date through and including the Proposed Restricted Payment (and Investments) made pursuant to (or in lieu of a Restricted Payment pursuant to) clause (w) of Section 7.2.6(d) is $[_____________].

Section 3. Conditions to Effectiveness.

  This Amendment shall be deemed effective (subject to the conditions herein contained) as of the Effective Date when the Administrative Agent has received counterparts hereof duly executed by the Borrower, the Administrative Agent, the Swing Line Lender, the Issuers and all of the Lenders and upon the prior or concurrent satisfaction of each of the following conditions:

(a) the Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such party; and

(b) the Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Section 3.3 of the First Lien Credit Agreement, the fee to each Lender agreed between the Borrower and the Administrative Agent and, if then invoiced, pursuant to Section 10.3 of the First Lien Credit Agreement.

Notwithstanding the foregoing, this Amendment shall not become effective and the agreements hereunder will be terminated unless each of the foregoing conditions is satisfied (or waived by all of the Lenders in writing) on or prior to May 31, 2012.

Section 4. Representations and Warranties.

  The Borrower hereby represents and warrants that after giving effect hereto:

(a) the representations and warranties of the Obligors contained in the Loan Documents are true and correct in all material respects, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date;

(b) the execution, delivery and performance by the Borrower and each other Obligor of this Amendment and the other Loan Documents have been duly authorized by all necessary corporate or other action required on their part and this Amendment, along with the First Lien Credit Agreement as amended hereby and the other Loan Documents, constitutes the legal, valid and binding obligation of each Obligor a party thereto enforceable against them in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

(c) neither the execution, delivery and performance of this Amendment by the Borrower and each other Obligor, the performance by them of the First Lien Credit Agreement as amended hereby nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Obligor’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Obligor or any of its Subsidiaries is a party or by which any Obligor or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Administrative Agent on or before the date hereof;

(d) no Material Adverse Effect has occurred since May 5, 2011; and

(e) no Default or Event of Default or Borrowing Base Deficiency has occurred and is continuing.

Section 5. Loan Document; Ratification.

(a) This Amendment is a Loan Document.

(b) The Borrower and each other Obligor hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the First Lien Credit Agreement as amended hereby and each of the other Loan Documents including without limitation all Mortgages, Security Agreements, Guaranties, Control Agreements and other Security Documents, to which it is a party.

Section 6. Consent to Amendment of Mortgages.

  In order to conform the treatment of secured Hedging Agreements under the Security Documents, to the treatment of secured Hedging Agreements under the Credit Agreement (after giving effect to this Amendment), the Administrative Agent is hereby authorized to make such amendments as it may deem appropriate to one or more of the Security Documents.

Section 7. Costs and Expenses.

  As provided in Section 10.3 of the First Lien Credit Agreement, the Borrower agrees to reimburse Administrative Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation, in connection with this Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Amendment.

Section 8. GOVERNING LAW.

  THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 9. Severability.

  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10. Counterparts.

  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.  Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Section 11. No Waiver.

  The express waivers set forth herein are limited to the extent expressly provided in this Amendment and, except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any other Obligor or any right, power or remedy of the Administrative Agent or the other Secured Parties under any of the Loan Documents, nor constitute a waiver of (or consent to departure from) any terms, provisions, covenants, warranties or agreements of any of the Loan Documents.  The parties hereto reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the First Lien Credit Agreement or any other provision of any Loan Document.

Section 12. Successors and Assigns.

  This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Secured Party hereunder, to the benefit of each Secured Party and the respective successors, transferees and assigns.

Section 13. Entire Agreement.

  THIS AMENDMENT, THE FIRST LIEN CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Signature Pages Follow)

 ---EXXI Second Amendment-

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

ENERGY XXI GULF COAST, INC.

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

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 EXXI Second Amendment-

ADMINISTRATIVE AGENT, ISSUERS AND LENDERS:

THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent, Issuer and Lender

By:	/s/ Sanjay Remond

Name: Sanjay Remond

Title: Director

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 EXXI Second Amendment-

BNP PARIBAS, as Lender

By: /s/ Mylene Dao

Name: Mylene Dao

Title: Managing Director

By:	/s/Michiel V. M. Van Der Voort

Name: Michiel M. Van Der Voort

Title: Managing Director

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 EXXI Second Amendment-

WELLS FARGO BANK, N.A., as Issuer and Lender

By:	/s/ Greg Smothers

Name: Greg Smothers

Title: Director

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 EXXI Second Amendment-

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Wakeford Thompson

Name: Wakeford Thompson

Title: Vice President

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 EXXI Second Amendment-

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Terry Donovan

Name: Terry Donovan

Title: Managing Director

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 EXXI Second Amendment-

TORONTO DOMINION (TEXAS) LLC, as Lender

By:	/s/ Kelly Hundal

Name: Kelly Hundal

Title: Authorized Signatory

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CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Peter Shen

Name: Peter Shen

Title: Vice President

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NATIXIS, as Lender

By:	/s/ Louis P. Laville, III

Name: Louis P. Laville, III

Title: Managing Director

By:	/s/ Timothy L. Polvado

Name: Timothy L. Polvado

Title: Senior Managing Director

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BARCLAYS BANK PLC, as Lender

By:	/s/ Vanessa A. Kurbatsky

Name: Vanessa A. Kurbatsky

Title: Vice President

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By: /s/ Mikhail Faybusovich

Name: Mikhail Faybusovich

Title: Director

By:	/s/ Michael D. Spaight

Name: Michael D. Spaight

Title: Associate

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 EXXI Second Amendment-

UBS LOAN FINANCE LLC, as Lender

By:	/s/ Irja R. Otsa

Name: Irja R. Otsa

Title: Associate Director

By:	/s/ Mary E. Evans

Name: Mary E. Evans

Title: Associate Director

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ING CAPITAL LLC, as Lender

By:	/s/ Juli Bieser

Name: Juli Bieser

Title: Director

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REGIONS BANK, as Lender and

as Swing Line Lender

By:	/s/ Daniel G. Steele

Name: Daniel G. Steele

Title: Senior Vice President

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 EXXI Second Amendment-

UBS AG, STAMFORD BRANCH, as Issuer

By:	/s/ Irja R. Otsa

Name: Irja R. Otsa

Title: Associate Director

By:	/s/ Mary E. Evans

Name: Mary E. Evans

Title: Associate Director

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 EXXI Second Amendment-

CITIBANK, N.A., as Lender

By:	/s/ Phil Ballard

Name: Phil Ballard

Title: Vice President

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ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

ENERGY XXI GOM, LLC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

ENERGY XXI TEXAS ONSHORE, LLC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

ENERGY XXI ONSHORE, LLC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

ENERGY XXI PIPELINE, LLC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

ENERGY XXI LEASEHOLD, LLC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

ENERGY XXI PIPELINE II, LLC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN IN ITS CAPACITY AS GUARANTOR UNDER ITS LIMITED RECOURSE GUARANTY AND GRANTOR UNDER ITS PLEDGE AGREEMENT AND IRREVOCABLE PROXY DELIVERED IN CONNECTION WITH THE FIRST LIEN CREDIT AGREEMENT:

ENERGY XXI U.S.A., INC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

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 EXXI Second Amendment-